UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2006

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.   Financial Statements and Exhibits.

On December 7, 2006, the Company filed a Current Report on Form 8-K dated December 1, 2006 with respect to acquisition of all of the membership interest in Jibbitz, LLC. Such Form 8-K was filed without the financial statements and pro forma financial information required by Items 210.3-05(a) and (b) of Regulation S-X. This current report on Form 8-K provides such required information.

(a) Financial Statements of Business Acquired

Attached as Exhibit 99.2, are balance sheets of Jibbitz, LLC and Subsidiaries (a Colorado Limited Liability Company) as of December 31, 2005 (audited) and September 30, 2006 (unaudited), and the related statements of income, members’ equity and cash flows for the period from inception (August 2, 2005) through December 31, 2005 (audited) and for the nine month period ended September 30, 2006 (unaudited).

(b) Pro Forma Financial Information

Attached as Exhibit 99.3, are the unaudited pro forma condensed consolidated balance sheets and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and for the nine month period ended September 30, 2006, which include the acquisition of Jibbitz, LLC. The unaudited pro forma condensed consolidated balance sheet reflects the pro forma balance sheet of Crocs as if the acquisition had occurred as of September 30, 2006. The unaudited pro forma condensed consolidated statements of operations of Crocs for the year ended December 31, 2005 and nine months ended September 30, 2006 are presented to show the effects of the acquisition as if it had occurred at the inception of Jibbitz (August 2, 2005).

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC

99.2	Jibbitz, LLC financial statements as of December 31, 2005 (audited) and September 30, 2006 (unaudited)

99.3

Crocs, Inc. unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005, giving effect to the purchase of Jibbitz, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: February 16, 2007	By:	/s/ Peter S. Case
Peter S. Case
Chief Financial Officer, Senior Vice
President—Finance and Treasurer